UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: November 8, 2021
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On November 8, 2021, Tenet Healthcare Corporation (the “Company”) issued a press release announcing that subsidiaries of USPI Holding Company, Inc. (“USPI”), in which the Company owns 95% of the voting common stock, will acquire all of Surgical Center Development #3, LLC’s and Surgical Center Development #4, LLC’s (collectively, “SCD”) ownership interest in a portfolio of 92 ambulatory surgery centers (the “ASCs”) and certain other related assets for approximately $1.2 billion. SCD owns a minority interest of approximately 39% on average in 86 of the ASCs and a majority interest of approximately 55% on average in six of the ASCs. Of the 92 ASCs, 16 of them are under development and have not yet opened and 11 have been open less than one year. In addition, the Company announced its intention to pursue the acquisition of a portion of the ownership interests of physician partners in various of these ASCs for incremental consideration of up to $250 million in aggregate in order to acquire a majority ownership interest in many of the ASCs. USPI also entered into a partnership and development agreement with the principals of SCD that gives USPI an exclusive option to invest in new centers for five years. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.
On November 8, 2021, a subsidiary of USPI entered into a definitive agreement (the “Purchase Agreement”) for the purchase of all of SCD’s ownership interest in the ASCs and certain other related assets for approximately $1.2 billion, subject to customary purchase price adjustments.

The Purchase Agreement includes customary representations, warranties, covenants and termination provisions for each of the parties, as well as certain indemnities. The completion of the transaction is subject to customary closing conditions and is anticipated to close in the fourth quarter of 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release issued on November 8, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: November 8, 2021	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer and General Counsel